Exhibit 99.1
Target Hospitality Provides Business Update Highlighting Continued Positive Trends and Corporate Strategy

The Woodlands, Texas, September 30, 2020 (BUSINESS WIRE) – Target Hospitality Corp. (“Target Hospitality”, “Target” or the “Company”) (NASDAQ: TH), the largest provider of vertically-integrated specialty hospitality accommodations with premium catering and value-added hospitality services in the U.S., today is providing the following business updates as a result of continued positive trends in its core business.
“As the economic outlook became increasingly uncertain during the second quarter of this year, we took aggressive actions to appropriately position Target to navigate this unprecedented operating environment.  We quickly aligned our business to match customer demand, while maintaining a heightened focus on preserving our financial strength.  Our second quarter results reflected Target’s ability to execute in a challenging environment and continue to deliver strong financial results, while generating meaningful discretionary cash flow,” stated Brad Archer, President and Chief Executive Officer.
“We have continued to see positive trends in our operating metrics following our second quarter results, including occupancy and utilization.  Target’s customer base and contract structure, including exclusivity, have allowed the Company to take advantage of a market that continues to reflect increased demand for our hospitality and accommodation services.  Target’s accommodation network has achieved substantial scale within our operating areas, allowing us to reduce capital spending and continue to generate strong margins. This scale has provided the foundation to continue generating meaningful cash flow from operations as we progress into 2021 and over the long-term,” concluded Mr. Archer.

Business Update
Target has continued to see steady improvements in its operating metrics during the third quarter, with the pace of these improvements exceeding expectations.  Demand for the Company’s Permian Basin accommodations continues to improve, as customer activity has steadily increased from lows experienced during the second quarter.  Target anticipates these trends will continue, at a moderated pace, through the rest of the year and into 2021.  In addition, the Company has made progress in renewal discussions for its government services contract and anticipates a positive outcome for a contract renewal, at attractive economics, by the end of 2020.
The pace of the improving operational trends, combined with a focus on capital discipline, has provided for significant cash generation despite a highly challenging economic environment.  In the second quarter of 2020, the Company generated net cash provided by operating activities of $14.8 million and discretionary cash flow (“DCF”)(1) of $14.7 million, representing a 27% DCF yield to revenue. The Company’s continued focus on its previously outlined cost reduction initiatives has allowed Target to meet growing customer demand with little incremental costs, creating a more efficient operating structure.  These efficiency gains have allowed the Company to capture incremental margin as activity levels continue to improve, further enhancing discretionary cash flow.
Target continues to benefit from its first-class customer base, premium service offering and contract structure, including network exclusivity.  These elements have contributed to approximately 52% of remaining 2020 revenue having committed payment provisions.  In addition, these components are the foundation for a consistent customer renewal rate of over 90%, and in combination with the Company’s recent contract modifications, have resulted in revenue weighted average contract length of over 6 years, approximately 74% longer than the weighted duration prior to recent contract modifications.  Additionally, Target has increased its effective market share within its core Permian Basin region as customers see increased value in allocating labor within Target’s vast network where Target consistently delivers a higher level of service with greater flexibility than existing competitors.

Corporate Strategy
Target continues to maintain a long-term strategic focus on growing and diversifying its service markets and organically expanding commercial reach in its existing core business.  As part of this long-term approach, Target has sought to develop additional growth channels within its existing core competencies of accommodations, facilities management, and commercial food servicing.  As part of this strategy, Target is intent on differentiating the Company’s unique business model and capabilities. Target’s diversification strategy will focus on expanding services beyond its core accommodations platform into vertical service lines, positioning Target as a more complete provider of hospitality services with multiple growth channels.  These value-added growth channels are in adjacent hospitality markets that service a diversified suite of end market customers through multiple platforms that will allow Target to begin unlocking value within its existing core competencies. The growth of these service lines can then be augmented by strategic acquisitions that offer additional platforms for accelerating value creation.  While Target continues to identify high quality opportunities in which to execute its diversification strategy, any potential opportunity will meet Target’s strict criteria for return on invested capital. The Company remains focused on creating long-term value for its stakeholders, while maintaining financial strength through balance sheet flexibility and debt reduction.

Revised 2020 Outlook

The increase in customer demand and continued improvement in operating metrics have provided greater clarity on the Company’s 2020 financial outlook.  As a result, the Company is providing the following revised 2020 financial outlook:

•	Total revenue between $207 and $212 million
•	Adjusted EBITDA(1) between $67 and $72 million
•	Total capital spending between $8 and $12 million, excluding acquisitions
•	Discretionary Cash Flow (“DCF”) between $27 and $32 million

Target anticipates limited activity related to TC Energy Corporation’s Keystone XL Pipeline project for the remainder of 2020, as a result the revised 2020 revenue outlook excludes additional revenue related to this project for the remainder of 2020.

About Target Hospitality

Target Hospitality is the largest provider of vertically integrated specialty rental accommodations and value- added hospitality services in the United States. Target Hospitality builds, owns, and operates customized housing communities for a range of end users, and offers a full suite of cost-effective hospitality solutions including culinary, catering, concierge, laundry and security services as well as recreational facilities. Target Hospitality primarily serves the energy and government sectors, and its growing network of 25 communities with over 13,000 rooms is designed to maximize workforce productivity and satisfaction.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the severity and duration of the COVID-19 pandemic, related economic repercussions and the resulting negative impact on demand for oil and natural gas; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees and customers, remote work arrangements, contract and supply chain disruptions; operational, economic, political and regulatory risks; our ability to effectively compete in the specialty rental accommodations and hospitality services industry; effective management of our communities; natural disasters, including pandemics and other business disruptions; the effect of changes in state building codes on marketing our buildings; changes in demand within a number of key industry end-markets and geographic regions; our reliance on third party manufacturers and suppliers; failure to retain key personnel; increases in raw material and labor costs; the effect of impairment charges on our operating results; our inability to recognize deferred tax assets and tax loss carry forwards; our future operating results fluctuating, failing to match performance or to meet expectations; our exposure to various possible claims and the potential inadequacy of our insurance; unanticipated changes in our tax obligations; our obligations under various laws and regulations; the effect of litigation, judgments, orders, regulatory or customer bankruptcy proceedings on our business; our ability to successfully acquire and integrate new operations; global or local economic and political movements; our ability to effectively manage our credit risk and collect on our accounts receivable; our ability to fulfill Target Hospitality’s public company obligations; any failure of our management information systems; our ability to meet our debt service requirements and obligations; and risks related to Bidco’s obligations under the senior notes.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

(1) Non-GAAP Financial Measures

This press release includes the historical non-GAAP financial measure DCF, which is a measurement not calculated in accordance with US GAAP.  Reconciliations of this measure to the most directly comparable GAAP financial measures is contained in Target Hospitality’s Second Quarter 2020 Results issued on August 10, 2020 and is available on Target’s website at https://investors.targethospitality.com/news/news-details/2020/Target-Hospitality-Announces-Second-Quarter-2020-Results/default.aspx.

This press release also contains forward-looking non-GAAP financial measures including Adjusted EBITDA and DCF. Reconciliations of these forward-looking measures to their most directly comparable GAAP financial measures are unavailable to Target Hospitality without unreasonable effort. We cannot provide reconciliations of forward-looking Adjusted EBITDA or DCF to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort. Although we provide a range of Adjusted EBITDA and DCF that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA and DCF calculation. Target Hospitality provides Adjusted EBITDA and DCF guidance because we believe that these measures, when viewed with our results under GAAP, provides useful information for the reasons noted below.

We include Adjusted EBITDA and DCF in the discussion of our financial results because they are key metrics used by management to assess financial performance and liquidity. Our business is capital-intensive, and these additional metrics allow management to further evaluate our operating performance.

Definitions:

Target Hospitality defines EBITDA as net income (loss) before interest expense and loss on extinguishment of debt, income tax expense (benefit), depreciation of specialty rental assets, and other depreciation and amortization. Adjusted EBITDA reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what management considers transactions or events not related to its core business operations:
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Other expense (income), net: Other expense (income), net includes consulting expenses related to certain projects, financing costs not classified as interest expense, gains and losses on disposals of property, plant, and equipment, involuntary asset conversions, COVID-19 related expenses, and other immaterial non-cash charges.

•	Restructuring costs: Target Parent incurred certain costs associated with restructuring plans designed to streamline operations and reduce costs.
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Transaction expenses: Target Hospitality incurred certain transaction costs, including legal and professional fees, associated with the Business Combination.  Such amounts were funded by proceeds from the Business Combination. The current period primarily included residual tax advisory filing related expenses associated with the Business Combination.

•	Acquisition-related expenses: Target Hospitality incurred certain transaction costs associated with the acquisition of Superior.
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Officer loan expense: Non-cash charge associated with loans to certain executive officers of the Company that were forgiven and recognized as selling, general, and administrative expense upon consummation of the Business Combination. Such amounts are not expected to recur in the future.

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Target Parent selling, general and administrative costs: Target Parent incurred certain costs in the form of legal and professional fees as well as transaction bonus amounts, primarily associated with a restructuring transaction that originated in 2017.

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Stock-based compensation: Non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.

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Other adjustments: System implementation costs, including primarily non-cash amortization of capitalized system implementation costs, claim settlement, business development and certain severance costs.

Target Hospitality defines Discretionary cash flow as cash flow from operations less maintenance capital spending for specialty rental assets.

Utility and Purposes:

We believe that EBITDA and DCF are meaningful indicators of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization expense, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Target Hospitality also believes that Adjusted EBITDA is a meaningful indicator of operating performance. Our Adjusted EBITDA reflects adjustments to exclude the effects of additional items, including certain items that are not reflective of the ongoing operating results of Target Hospitality. In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

Investor Contact
Mark Schuck
(832) 702 – 8009
ir@targethospitality.com